Calculation of Filing Fee Tables
S-8
Gain Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	1,627,955	$ 2.83	$ 4,607,112.65	0.0001381	$ 636.24
Total Offering Amounts:						$ 4,607,112.65		$ 636.24
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 636.24
Offering Note
[1]	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices per share of Registrant's Common Stock on November 25, 2025 as reported by The Nasdaq Global Market. Covers 1,627,955 shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock"), made available on January 1, 2025, pursuant to the Registrant's 2022 Equity Incentive Plan (the "Plan") automatic annual increase provision, which allows for an increase equal to 6% of the total number of shares of Common Stock outstanding on December 31 of the prior year. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also be deemed to cover any additional shares of Common Stock that may from time to time be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that increases the number of outstanding shares of Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A